Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

AIM ImmunoTech Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)		Fee Rate		Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(o)	—	—	$10,000,000	(3)		$0.00015310	$1,531
Equity	Pre-Funded Warrants to purchase Common Stock	Rule 457(g)	—	—		$(4)		—
Equity	Shares of Common Stock issuable upon exercise of the Pre-Funded Warrants	Rule 457(o)	—	—		$(3)		—
Equity	Class A Warrants to Purchase Shares of Common Stock	Rule 457(g)	—	—		$(4)		—
Equity	Shares of Common Stock issuable upon exercise of Class A Warrants	Rule 457(o)	—	—	$10,000,000			$0.00015310	$1,531
Equity	Class B Warrants to Purchase Shares of Common Stock	Rule 457(g)	—	—		$(4)		—
Equity	Shares of Common Stock issuable upon exercise of Class B Warrants	Rule 457(o)	—	—	$10,000,000			$0.00015310	$1,531
Equity	Placement Agent Warrants to Purchase Shares of Common Stock	Rule 457(g)	—	—		$(4)	—
Equity	Shares of Common Stock issuable upon exercise of Placement Agent Warrants	Rule 457(o)	—	—	$500,000			$0.00015310	$76.55

Total Offering Amounts					$30,500,000				$4,669.55
Total Fees Previously Paid									—
Total Fee Offsets
Net Fee Due									$4,669.55

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price of Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000.
(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the shares of Common Stock issuable upon exercise of the Warrants.